UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 7, 2015

TetriDyn Solutions, Inc.
(Exact name of registrant as specified in its charter)

Nevada	033-19411-C	65-0008012
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 N Skyline Drive
Idaho Falls, ID		83402
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		(208) 232-4200

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02—TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On December 7, 2015, we entered into an Agreement to Terminate Agreement and Plan of Merger with Ocean Thermal Energy Corporation because the Agreement and Plan of Merger was not able to be completed timely, despite the parties’ best efforts, and the continued uncertainty was interrupting the efforts of the parties to advance their respective business.

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF
 DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY
ARRANGEMENTS OF CERTAIN OFFICER

On December 7, 2015, Antoinette Knapp Hempstead resigned from all positions as an officer and director of TetriDyn Solutions, Inc., effective immediately upon acceptance by our board of directors. Ms. Hempstead’s resignation was not the result of any disagreement with us on any matter relating to our operations, policies, or practices.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following are filed as exhibits to this report:

Exhibit Number*	Title of Document	Location

Item 10	Material Contracts
10.24	Agreement to Terminate Agreement and Plan of Merger between TetriDyn Solutions, Inc. and Ocean Thermal Energy Corporation dated December 7, 2015	Attached

Item 17	Correspondence on Departure of Director
17.03	Resignation Letter of Antoinette Knapp Hempstead dated December 7, 2015	Attached
_______________

*
All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document. Omitted numbers in the sequence refer to documents previously filed as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRIDYN SOLUTIONS, INC.

Date: December 9, 2015	By:	/s/ Jeremy P. Feakins
Jeremy P. Feakins
Chief Executive Officer and
Chief Financial Officer

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